                         CHICAGO FREIGHT CAR LEASING CO.
                      LEASE OF RAILWAY COVERED HOPPER CARS
                                      WITH
                               DAKOTA ETHANOL LLC

THIS AGREEMENT made and entered into this 6th day of June, 2001 (hereinafter the "Lease"), by and between CHICAGO FREIGHT CAR LEASING CO., a corporation of DELAWARE, (hereinafter "Car Company") as Lessor, whether acting for its own account, as agent, or otherwise, and Dakota Ethanol LLC, a corporation of South Dakota, hereinafter called "Lessee".

WITNESSETH:

WHEREAS, Car Company is willing to lease seventy-five (75) railway covered hopper cars of 110 ton and 6300 cubic foot capacity, initialed CRDX and numbered 15010 through 15084, inclusive, and Lessee is desirous of leasing said cars.

NOW THEREFORE, in consideration of the premises and of the covenants, promises and undertakings of the parties hereof, as hereinafter contained, it is agreed as follows:

(1) Car Company agrees to deliver said seventy-five (75) cars to the Lessee at Lessee's first loading point as each car is completed. Said cars shall be available for Lessee's final inspection and acceptance at shipping point.

(2) Subject to provisions of this Lease, Lessee shall have exclusive use and control of the cars during the term of this Lease, or extension thereof, provided, however, that Lessee agrees that said cars shall be used only within the Continental limits of the United States of America, or in temporary or incidental use in Canada. Furthermore, Lessee agrees that the cars subject to this Lease shall only be used for the loading of grain and grain products.

(3) Lessee covenants and agrees to pay rent to the Car Company for the use of each of said leased cars during the term of this Lease at the basic rate of $500.00 per car per month ("Monthly Rent"), beginning with date of constructive placement at Lessee's first loading point, hereinafter called "in-service date", until actual return of the cars to point designated by Car Company at termination of Lease. The per diem rental rate for a given month shall be determined by prorating the monthly rate over the number of days in that month. Payment shall be due on the first day of each month for the same month. The Monthly Rent shall be payable without deduction, reduction, set-off or counterclaim of any kind, for any reason, whether or not related to this Agreement. The Monthly Rent shall be paid to Car Company at the address set forth on the signature page of this Lease.

(3A) Lessee agrees to compensate Car Company, in addition to the basic monthly rate as prescribed in paragraph 3, two and one-half cents ($.025) per mile for each mile each car averages in excess of 35,000 miles per calendar year. Prorations will be made for periods of the lease which do not cover an entire calendar period.

(4) Car Company shall be entitled to collect all per diem and/or mileage earned by the cars, and shall credit to the account of the Lessee, such mileage collected up to but not exceeding the aggregate rental charges over each 12 month accounting period. The accounting period shall start on the first day of January each year. Lessee agrees that it is responsible for any per diem and/or mileage reclaims from any railroad, even if such reclaims are properly submitted after the cars have been returned to Car Company.

(5) The Car Company shall be responsible for the cost of maintaining the cars with the exception of the following items:

         (a) The Lessee shall be responsible for the payment of all costs of repairs if any of said cars are damaged due to carrying explosive, corrosive or abrasive materials or the spilling of damaging materials Lessee shall also be responsible for the payment of all costs of repairs if any of said cars are damaged by the carrying of any material or by any act of the Lessee, including, but not limited to, damage to the car or to the outlet gates caused by open flame, vibrators, sledges or other devices used during loading or unloading.

         (b) If Lessee requires said cars to be painted in any manner other than Car Company's standard gray, Car Company may charge for the extra cost of work. Thereafter, Lessee shall be responsible for all painting maintenance during the term of this Lease or any extension thereof.

The Lessee agrees to cause the cars or any of them, when in need of repair or maintenance, to be delivered to Car Company's designated repair shops without cost to the Car Company, and to accept delivery at that point when the repairs have been made. On any car needing such maintenance, rental shall abate five (5) days after car is received in Car Company's designated shop, and until car is shipped from Car Company's shop.

(6) In the event any car covered by this Lease is lost due to destruction or is damaged to an extent that, in the sole judgment of the Car Company, it is not economical to repair the car, Car Company shall be compensated by the responsible party for the loss of the car in accordance with applicable Association of American Railroads Rules. Upon Car Company receiving the compensation provided for in the preceding sentence as a result of the loss of a car due to destruction or damage beyond economical repair, rental charges shall be abated and Car Company shall issue credits to the Lessee for any and all rental payments made after the date of said destruction or damage. Car Company, at its option, may or may not replace such destroyed or damaged cars with cars of comparable size and capacity.

(7) LESSEE ACKNOWLEDGES THAT, OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS LEASE, CAR COMPANY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CARS LEASED HEREUNDER AND CAR COMPANY EXPRESSLY STATES THAT IT DOES NOT WARRANT THE MERCHANTABILITY OF THE CARS, THAT THE CARS ARE FIT FOR ANY PARTICULAR PURPOSE OR THE ABSENCE OF ANY PATENT OR TRADEMARK INFRINGEMENT.

(8) This Lease shall become effective as of the date hereof, and unless otherwise terminated by any other provision hereof, shall continue in full force and effect for a minimum of five (5) years after the average in-service date of all cars delivered pursuant to this agreement, and thereafter for additional successive extension periods of one year unless either party shall prevent extension of the Lease by giving the other party not less than ninety (90) days' notice in writing prior to termination date.

(9) Car Company shall not be liable for any loss of, or damage to, commodities or property, or any part thereof, loaded or shipped in said leased cars, regardless of how such loss or damage may have been caused or may have resulted. Car Company shall not be liable for any loss or damage arising through injury to or death of persons or for any loss or damage to any property, except as provided in Section 5, above, regardless of how such loss or damage may have been caused or may have resulted. Lessee shall protect, indemnify, hold and save harmless the Car Company, its agents, directors, officers, employees and owners against all claims, including without limitation environmental claims, and expenses of whatsoever nature, including without limitation attorneys' fees and court costs, for loss or damage to property of, or for injury or death to, any person or persons, (including the person and property of Car Company and/or Lessee and/or the person or property of their respective employees and all other persons) resulting in any manner, directly or indirectly, from the use, ownership, delivery, condition, leasing, return operation or maintenance of any of the leased cars during the term of this Lease, regardless of the cause, including Car Company's negligence, of said loss, damage, injury, or death. The foregoing indemnity shall survive the termination, cancellation or expiration of this Lease.

(10) Car Company shall pay all property taxes properly imposed or measured by such cars on the mileage thereon, and will file all property tax reports relating thereto. Lessee shall be responsible for all sales, and/or use taxes imposed by federal, state, municipal, and other governmental authority, and in addition, Lessee agrees to assume cost of duty, and all other taxes incidental to exportation of the cars out of or operation thereof out of continental United States.

(11) Lessee shall use the cars upon each railroad over which the cars shall move in accordance with then prevailing tariffs and other applicable rules and regulations to which each said railroad shall be a party; and if the operation or movement of any of the cars during the term of this agreement shall result in charges being made against the Car Company by any railroad or association, Lessee shall pay Car Company for such charges within the period described by and at the rates and under the conditions established by said then prevailing tariffs.

(12) Upon termination of this Lease in accordance with provisions hereof, or upon failure of Lessee to cure the breach of any condition or covenant herein by it within ten (10) days after written notice thereof by Car Company to Lessee (hereinafter a "Default"), Lessee shall deliver said leased cars, free and clear of any and all transportation charges, to the Car Company at point designated by Car Company. Lessee shall be responsible for cleaning the cars thoroughly of all traces of product when cars are returned to Car Company. If Lessee shall fail or refuse to deliver said cars as aforesaid, Car Company shall have the right, without further notice or demand, and in addition to and without constituting a waiver of any other remedy, claim or right hereunder or at law (l) if the Lease is terminated in accordance with provisions hereof, to take possession of said cars wherever found, or (ii) either to take possession of said cars wherever found without terminating this Lease, or to terminate this Lease and to take possession of said cars wherever found, and in all cases with or without legal process, and remove them at Lessee's expense, and for such purpose only, Lessee authorizes Car Company to enter any premises occupied by Lessee. Lessee agrees to indemnify and pay to the Lessor reasonable attorney's fees and costs of repossession. Following a Default by Lessee, Car Company may, in addition to the remedies set forth above, exercise any of the following additional remedies;

         (a) Immediately terminate the Lease and the Lessee's rights thereunder;

         (b) Declare all rent and other amounts due from the Lessee then accrued, or thereafter accruing during the term of the Lease, immediately due and payable; provided that any amounts accruing under the terms of the Lease, had a Default not occurred, after the date of payment will be discounted to present value using a discount rate equal to seven percent (7%);

         (c) Lease, sell or otherwise dispose of the cars to such person, at such price, rental or other consideration and for such period as Car company shall in its sole discretion elect. Any proceeds from the sale, lease (for the remainder of the term of the Lease) or other disposition of the cars shall first be applied to any expenses incurred by Car Company in recovering, repairing, storing, renting, selling, leasing or disposing of the cars and the balance, if any, shall be applied to the amount due Car Company from Lessee under the Lease; and

         (d) Pursue any other remedy at law or in equity which Car Company may have.

Each remedy set forth in this Section 12 is cumulative and may be enforced separately or concurrently. Lessee shall indemnify and reimburse Car Company for all expenses, including attorneys' fees and court costs, incurred in enforcing its rights under this Lease and, following a Default, Lessee shall pay interest on any amounts due and owing to Car Company under this Lease at the Prime Rate plus two percent.

(13) This Lease and the terms, provisions and covenants herein contained shall extend to and be binding upon and shall inure to the benefit of the respective successors and assigns of the respective parties hereto. Lessee, however, shall not assign, transfer, or encumber their leasehold interest in any of the cars, or sublet any of the cars, without prior written consent of the Car Company. Notwithstanding any written consent of the Car Company, Lessee shall remain bound by all the terms, covenants and conditions of this Lease unless said written consent explicitly releases Lessee from any liabilities and obligations.

(14) This Lease and all rights of Lessee (and of any persons claiming or who may hereafter claim under or through Lessee) under this Lease are hereby made subject and subordinate to any other lease, chattel mortgage, conditional sale, or other financing agreement heretofore or hereafter entered into by Car Company with respect to any of the cars, including any equipment trust agreement and to all rights of a trustee under any such agreement. Any permitted assignment, subcontract, or loan of the cars made by Lessee shall be made expressly subject to the foregoing subordination.

(15) This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification, extension or discharge is sought.

(16) A waiver of a breach of any of the conditions, covenants or agreements in this Lease by any party shall not be construed to be a waiver of any subsequent breach of any such condition, covenant or other agreement.

(17) GOVERNING LAW. THIS LEASE SHALL NOT BE EFFECTIVE UNLESS AND UNTIL ACCEPTED BY EXECUTION BY AN OFFICER OF LESSOR AT THE ADDRESS, IN THE STATE OF ILLINOIS, AS SET FORTH ABOVE THE SIGNATURE OF LESSOR. This Lease and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois. The parties agree that any action or proceeding arising out of or relating to this Lease shall be commenced in any state or Federal court of competent jurisdiction in the State of Illinois (unless Car Company is obligated by applicable law to file in another jurisdiction in order to recover possession of the cars) and each party agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of Illinois.

IN WITNESS WHEREOF, Car Company and Lessee respectively, each pursuant to due corporate authority, have caused these presents to be executed and their respective corporate seals to be hereunto affixed duly attested, as of the day and year first above written.

ATTEST: CHICAGO FREIGHT CAR LEASING CO., LESSOR 6250 N. River Road, Suite 7000 Rosemont, Illinois 60018

/s/ Thomas                             By /s/ Fred R. Sasser
---------------------------               --------------------------------------

                                       Name Fred R. Sasser
                                           -------------------------------------

                                       Title President
                                            ------------------------------------


ATTEST:                                DAKOTA ETHANOL LLC, LESSEE


/s/ Nancy M. Schlager                  By /s/ Dean Frederickson
---------------------------               --------------------------------------

                                       Name Dean Frederickson
                                           -------------------------------------

                                       Title General Manager
                                            ------------------------------------